EXHIBIT 10.15

FIRST AMENDMENT TO LOAN DOCUMENTS

AND CONSENT OF GUARANTORS

This FIRST AMENDMENT TO LOAN DOCUMENTS (this “Amendment”), dated as of September 21, 2019, is by and among Baldwin Risk Partners, LLC, a Delaware limited liability company (the “Borrower”), for itself and its subsidiaries, Cadence Bank, N.A., a national banking association (“Cadence”), and the other lenders from time to time party to this Amendment (together with Cadence, a “Lender” and collectively the “Lenders”), and Cadence in its capacity as administrative agent and collateral agent for the Lenders (in such capacity, the “Agent”).

WHEREAS, the Borrower, certain of the Lenders and the Agent are parties to that certain Third Amended and Restated Loan Agreement dated as of March 13, 2019 (the “Original Loan Agreement”) (the Original Loan Agreement, as amended and modified by this Amendment, the “Loan Agreement”);

WHEREAS, Borrower is contemplating an internal reorganization which will result in BRP Group, Inc., a Delaware corporation (“BRP Group”), becoming the Managing Member of Borrower with the management rights set forth in Borrower’s Third Amended and Restated Limited liability Company Agreement, and Borrower issuing Equity Securities to equity holders of certain of the Loan Parties’ subsidiaries (excluding certain joint ventures) in exchange for all of the Equity Securities in such subsidiaries not held by such Loan Party prior to such exchange (as more fully described in BRP Group’s final prospectus relating to the IPO (as defined below) (collectively, the “Reorganization Transactions”);

WHEREAS, the Reorganization Transactions are being completed in connection with the IPO;

WHEREAS, the parties now desire, subject to the satisfaction of certain conditions precedent and effective on the Effective Date (defined below), to modify the Original Loan Agreement, including, among other things, increasing the Aggregate Revolving Loan Commitment from $103,000,000 to $115,000,000, increasing the Aggregate WC Revolving Loan Commitment from $2,000,000 to $10,000,000, having Woodforest National Bank withdraw as a Lender, admitting Wells Fargo Bank, N.A. as an additional Lender, and permitting pari passu term debt under certain conditions; and

WHEREAS, Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Original Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the Borrower, Lenders and Agent agree as follows:

1.    Recitals. The foregoing recitals are hereby incorporated herein.

2.    Amendments. Subject to Section 3 of this Amendment, the Original Loan Agreement is hereby amended and modified as follows:

a.

Woodforest National Bank withdraws as a Lender, Wells Fargo Bank, N.A., is hereby admitted as a “Lender”, and “Schedule A” to the Original Loan Agreement is hereby modified, updated and replaced with Schedule A to this Amendment, with the applicable commitments allocated and reallocated among Lenders in accordance therewith.

b.	The definition of “Aggregate Revolving Loan Commitment” in Section 1.1 is hereby amended, modified and restated to read as follows:

“Aggregate Revolving Loan Commitment means 115,000,000. Each Lender’s portion of the Aggregate Revolving Loan Commitment, in accordance with the Lender’s Revolving Credit Commitment, is set forth on Schedule A, as it may be amended from time to time.”

c.	The definition of “Aggregate WC Revolving Loan Commitment” in Section 1.1 is hereby amended, modified and restated to read as follows:

“Aggregate WC Revolving Loan Commitment means 10,000,000. Each Lender’s portion of the Aggregate WC Revolving Loan Commitment, in accordance with the Lender’s WC Revolving Credit Commitment, is set forth on Schedule A, as it may be amended from time to time.”

d.

The definitions of “Accordion Period” and “Accordion Facilities” in Section 1.1 are hereby deleted. Further, references to “TVIP” in Sections 2.6(a)(v), 8.1(c), 9.1, 9.2, 9.3, 9.4, 9.9 and 9.12 are hereby deleted. References to “IPEO” in Sections 2.6(a)(vi), 9.1, 9.2. 9.3, 9.4 and 9.9 are hereby deleted.

e.	The definition of Available Revolving Amount in Section 1.1 is hereby amended, modified and restated to read as follows:

“Available Revolving Amount means, when determined, the excess of the Aggregate Revolving Loan Commitment, over the Revolving Loan Principal Debt, if any.”

f.	The definition of Available WC Revolving Amount in Section 1.1 is hereby amended, modified and restated to read as follows:

“Available WC Revolving Amount means when determined, the excess of the Aggregate WC Revolving Loan Commitment, over the WC Revolving Loan Principal Debt, if any.”

g.	The definition of Cash Distribution in Section 1.1 is hereby amended, modified and restated to read as follows:

“Cash Distributions means a Distribution made in cash, but excluding (from time to time, with the consent of Agent) any Distribution made in connection with a redemption pursuant to Article 10 of the BRP Operating Agreement to the extent all cash distributed was contributed to Borrower by BRP Group in accordance with the BRP Operating Agreement.

h.	The definition of “Change of Control” in Section 1.1 is hereby amended, modified and restated to read as follows:

“Change of Control means, without the prior written consent of the Agent, the occurrence of any of the following, in a single transaction or any series of transactions: (a) the sale, transfer, conveyance, lease or other disposition (other than by way of merger or consolidation) to any Person (other than to Borrower or any Guarantor) of all or substantially all of the assets of Borrower; (b) the adoption of a plan relating to the dissolution, liquidation or winding-up of Borrower or any Guarantor; (c) the consummation of any sale, issuance, transfer, exchange, exercise or conversion of Equity Securities, or any merger, consolidation, recapitalization, reorganization or other transaction, of or involving the Borrower or any Guarantor which results in either (i) a Person (other than BRP Group) becoming the managing member of Borrower or (ii) a Person (other than Borrower or a Guarantor) holding 50% or more of the Voting Interests of any Guarantor, (d) (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of BRP Group’s assets and the assets of its subsidiaries, taken as a whole, to any person, other than BRP Group or one of its subsidiaries; or (ii) BRP Group becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Interests of BRP Group, other than by virtue of the imposition of a holding company, or the reincorporation of BRP Group in another jurisdiction, so long as the beneficial owners of the Voting Interests of BRP Group immediately prior to such transaction hold a majority of the voting power of the Voting Interests of such holding company or reincorporation entity immediately thereafter.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (d)(ii) above if (i) BRP Group becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Interests of such holding company immediately following that transaction are substantially the same as the holders of BRP Group Voting Interests immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Interests of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

For purposes of this definition of “Change of Control”, (x) any transfer of any of the Voting Interests of an entity that holds Voting Interests of any Person will be deemed to be a transfer of such Voting Interests of such Person, (y) the definition of “Person” shall also include two or more Persons acting as a partnership, limited partnership, syndicate, joint venture, co-investing or other group.”

i.	References to “TVIP” or “Debt of TVIP” in the definition of Debt in Section 1.1 are hereby removed.

j.	The definition of Disqualified Stock in Section 1.1 is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing, in no event shall any Units (as defined in the BRP Operating Agreement) be deemed to be Disqualified Stock, regardless of any Redemption Right (as defined in the BRP Operating Agreement) with respect thereto.”

k.	Subsection (e) of the definition of EBITDA in Section 1.1 is hereby amended, modified and restated to read as follows:

“(e) an amount equal to Borrower’s ratable share of the EBITDA of each JV Subsidiary, during the applicable measurement period, plus”

l.	The definitions of “Incurrence Test Amount” and “Total Incurrence Test Amount” in Section 1.1 are hereby deleted.

m.	The definition of Maturity Date in Section 1.1 is hereby amended, modified and restated to read as follows:

“Maturity Date means the earliest to occur of the following: (a) the five (5) year anniversary of the First Amendment Effective Date, and (b) the acceleration of the maturity of the Loans pursuant to this Agreement.”

n.	Subsection (e) of the definition of Permitted Debt in Section 1.1 is hereby amended, modified and restated to read as follows:

“(e) Permitted Pari Passu Debt;”

o.	Subsection (b) of the definition of Permitted Liens in Section 1.1 is hereby amended, modified and restated to read as follows:

“(b) Liens securing any Permitted Pari Passu Debt;”

p.	The definition of Senior Funded Debt in Section 1.1 is hereby amended, modified and restated to read as follows:

“Senior Funded Debt means, without duplication, when determined, (a) all obligations of the Borrower and Guarantors to Lenders, Agent or the holder(s) of any Permitted Pari Passu Debt for borrowed money (whether as a direct obligor on a promissory note, a reimbursement obligor on a letter of credit, a guarantor, surety or other secondary obligor or otherwise), excluding the accounting impact of any discount to the GAAP book value of the Debt instrument resulting from the allocation of proceeds from such borrowed money between the Debt instrument and concurrently issued equity interests granted by such Person, plus (b) all purchase money Debt and Capital Lease obligations of the Borrower and Guarantors.”

q.	The definition of Senior Leverage Ratio in Section 1.1 is hereby amended, modified and restated to read as follows:

“Senior Leverage Ratio means, when determined, the ratio of (a) Senior Funded Debt minus unrestricted cash and Cash Equivalents up to $30,000,000, to (b) EBITDA for the most recently completed 12-month period.”

r.	The definition of Total Leverage Ratio in Section 1.1 is hereby amended, modified and restated to read as follows:

“Total Leverage Ratio means, when determined, the ratio of (a) Total Funded Debt minus unrestricted cash and Cash Equivalents up to $30,000,000, to (b) EBITDA for the most recently completed 12-month period.”

s.	The following defined terms are hereby inserted into Section 1.1 in the appropriate alphabetical order:

“BRP Group means BRP Group, Inc., a Delaware corporation.”

“BRP Operating Agreement means the Borrower’s Third Amended and Restated Limited liability Company Agreement, as amended, restated, supplemented or otherwise modified from time to time.”

“First Amendment Effective Date means the date on which that certain First Amendment to Loan Documents dated as of September 21, 2019 by and among, Borrower, Agent and the Lenders party thereto becomes effective in accordance with the terms set forth therein.”

“IPO has the meaning set forth in that certain First Amendment to Loan Documents dated as of September 21, 2019 by and among, Borrower, Agent and the Lenders party thereto.”

“Permitted Pari Passu Debt means any secured Debt incurred by the Borrower or any other Loan Party and guarantees with respect thereto by any Loan Party; provided that (i) such Debt is issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Debt) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Revolving Loans or to directly fund new deals, (ii) such Debt is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of any Loan Party other than the Collateral, (iii) such Debt does not have a maturity date prior to the Maturity Date at the time such Debt is incurred (or at the time the maturity date of such Debt is adjusted as a result of any amendment or modification to such Debt), (iv) such Debt is not guaranteed by any Affiliates of Borrower that are not Guarantors, (v) the terms and conditions of such Debt (excluding pricing, interest rate margins, rate floors, discounts, premiums, fees, and prepayment or redemption terms and provisions which shall be determined by Borrower) are not materially more restrictive to Borrower and its Subsidiaries (when taken as a whole) than the terms and conditions of this Agreement (when taken as a whole) (it being understood that to the extent that a materially more restrictive term is provided for the benefit of such Debt, no consent shall be required from Agent if Borrower agrees to add such terms to this Agreement), (vi) the holder (or a representative validly acting on behalf of the holders) of such Debt shall have become party to an intercreditor agreement on terms that are reasonably satisfactory to Agent and Lenders, (vii) the Senior Leverage Ratio for the most recently completed fiscal quarter of Borrower shall not be in excess of 4.50 to 1.00 on a pro forma basis as if such Debt had been incurred on the last day of such fiscal quarter, (viii) if required by Agent based on the circumstances for which Borrower is incurring such Debt, a prepayment pursuant to Section 2.6(a)(vii) is made by Borrower, and (ix) Agent and Lenders consent in writing to the incurrence of such Debt, which consent shall not be unreasonably withheld.”

t.	Section 1.3 is hereby amended by inserting the following at the end thereof:

For the avoidance of doubt, notwithstanding Financial Accounting Standards Board’s Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842) or any other change in GAAP that would require lease obligations that were previously treated as operating leases to be classified and accounted for as Capital Leases or otherwise reflected on Borrower’s consolidated balance sheets, such leases shall continue to be treated as operating leases for all purposes under this Agreement and the other Loan Documents and all and obligations in respect thereof shall be excluded from the definition of Debt.

u.	Subsection (iii) of Section 2.6(a) is hereby amended, modified and restated to read as follows:

“(iii) 100% of the Net Proceeds of the issuance, sale, assignment, disposition or other transfer of Equity Securities by, or with respect to, any Guarantor to any Person (other than a Loan Party) whether or not permitted by Section 9.9;”

v.	A new subsection (vii) is hereby added to Section 2.6(a), as follows:

“and (vii) to the extent required by the definition of “Permitted Pari Passu Debt”, 100% of the Net Proceeds of any Permitted Pari Passu Debt (or such lesser amount as may be determined by Agent in its discretion).”

w.	Section 2.14 (Accordion) is hereby deleted, and all cross-references to Section 2.14 contained in the Original Loan Agreement are hereby deleted.

x.	Section 3.9(b) (LIBOR Successor Rate) is hereby amended by inserting the following at the end thereof:

Any adoption of a LIBOR Successor Rate and LIBOR Successor Rate Conforming Changes (collectively, an “Adjustment”) shall become effective at 5:00 p.m. on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders object to such Adjustment.

y.	Section 5.6 (Relative Funding Test) is hereby deleted.

z.	Section 8.1(g) (TVIP Financial Statements) is hereby amended, modified and restated to read as follows:

“(g) [Reserved.]”

aa.	Section 9.5 (Distributions) is hereby amended, modified and restated to read as follows:

“9.5    Distributions. Neither Borrower nor any Guarantor may declare, make, or pay any Distribution, other than (a) dividends or distributions by any Guarantor to Borrower or any other Guarantor, (b) for any taxable period or portion thereof in which Borrower is a pass through entity for federal income tax purposes, dividends or distributions which are distributed to the members of Borrower to enable such members to timely make payments of federal, state and local taxes for such taxable period that are imposed with respect to the income of Borrower allocated to such member, (c) payments made pursuant to the Tax Receivable Agreement described in the final prospectus relating to the IPO, (d) any non-cash redemption pursuant to Article 10 of the BRP Operating Agreement, including any Equity Securities payable in connection therewith, and (e) provided no Default exists (or will occur as a result of such payment, before, at or after the time of the making of such payment), Distributions may be paid by Borrower from EBITDA (less any distributions made pursuant to clauses (b) or (c) above) for the trailing twelve month period such that the Fixed Charge Coverage Ratio for that period is not less than 1.05x pro forma for the payment.”

bb.	Section 9.17 (JV Subsidiaries) is hereby amended, modified and restated to read as follows:

“9.17    JV Subsidiaries. All provisions in this Agreement or any other Loan Document applicable to Galati Marine shall be deemed to apply equally to any JV Subsidiary that becomes a Subsidiary through a Permitted Joint Venture.”

cc.	The “Schedules” to the Original Loan Agreement are hereby updated and replaced with the correspondingly numbered Schedules to this Amendment.

dd.	Section 10 (Financial Covenants) is hereby amended, modified and restated to read as follows:

“Section 10    Financial Covenants.

Borrower covenants that, except with the prior written consent of Agent, for so long as all or any portion of the Loans or any other Obligation remains outstanding and until all commitments of Lenders hereunder have been terminated or expired:

10.1    Total Leverage Ratio. The Total Leverage Ratio may not exceed the ratio of 5.00 to 1:00. Notwithstanding the foregoing ratio, (a) on the third anniversary of the First Amendment Effective Date the foregoing ratio shall be reduced to 4.75 to 1.00, and (b) on the fourth anniversary of the First Amendment Effective Date the foregoing ratio shall be reduced to 4.50 to 1.00. Notwithstanding any of the foregoing, there will be a 0.50x increase in the required Total Leverage Ratio for the 1st quarter post Material Acquisition, and a 0.25x increase in the required Total Leverage Ratio for the 2nd quarter post Material Acquisition (the “Acquisition Total Leverage Holiday”); for avoidance of doubt, the Total Leverage Ratio shall not be increased pursuant to the Acquisition Total Leverage Holiday more than once for any applicable quarter irrespective of the number of Material Acquisitions respecting any given quarter.

10.2    Debt Service Coverage Ratio. The Debt Service Coverage Ratio may not be less than the ratio of 2.00 to 1.00. Notwithstanding the foregoing ratio, (a) on the third anniversary of the First Amendment Effective Date the foregoing ratio shall be increased to 2.25 to 1.00, and (b) on the fourth anniversary of the First Amendment Effective Date the foregoing ratio shall be increased to 2.50 to 1.00.

10.3    Senior Leverage Ratio. The Senior Leverage Ratio may not exceed the ratio of 4.50 to 1.00. Notwithstanding the foregoing ratio, (a) on the third anniversary of the First Amendment Effective Date the foregoing ratio shall be reduced to 4.25 to 1.00, and (b) on the fourth anniversary of the First Amendment Effective Date the foregoing ratio shall be reduced to 4.00 to 1.00. Notwithstanding any of the foregoing, there will be a 0.50x increase in the required Senior Leverage Ratio for the 1st quarter post Material Acquisition, and a 0.25x increase in the required Senior Leverage Ratio for the 2nd quarter post Material Acquisition (the “Acquisition Senior Leverage Holiday”); for avoidance of doubt, the Senior Leverage Ratio shall not be increased pursuant to the Acquisition Senior Leverage Holiday more than once for any applicable quarter irrespective of the number of Material Acquisitions respecting any given quarter.

Each of the covenants in this Section 10 shall be tested on a quarterly basis, as of the last day of each fiscal quarter of Borrower, commencing with the fiscal quarter ending March 31, 2019. Each of the covenants in this Section 10 may also be tested as of the date of any sale, transfer, acquisition, dissolution, liquidation or winding up of any Guarantor entity, in the discretion of Agent, and in any such case Agent may include and/or disregard the subject Guarantor entity with respect to any such covenant testing. On any date that the foregoing covenants are tested, the Available Revolving Amount and Available WC Revolving Amount shall also be tested.”

ee.	Section 14.16 is hereby amended by inserting the following at the end thereof:

NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF THE AGENT TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT THE AGENT DETERMINES THAT SUCH ACTION IS NECESSARY OR APPROPRIATE TO EXERCISE ITS RIGHTS OR REMEDIES UNDER THE LOAN DOCUMENTS.

ff.	A new Section 14.21 is hereby added to the Original Loan Agreement to read as follows:

14.21    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Florida and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 10.22 , the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

3.    Conditions Precedent to Effectiveness of this Amendment. This Amendment shall only become effective on the satisfaction of all of the following conditions precedent, as determined by the Agent:

a.	A successful underwritten public offering of no less than $200,000,000 of shares of Class A common stock of BRP Group (the “IPO”).

b.	Completion of the Reorganization Transactions.

c.	Members of Borrower as of the date of this Amendment shall own a majority of the Voting Interests of BRP Group immediately following the completion of the IPO and the Reorganization Transactions.

d.

The Borrower’s Third Amended and Restated Limited Liability Company Agreement, in substantially the form provided to Agent on or prior to the execution of the First Amendment (or with such changes as consented to by Agent, such consent not to be unreasonably withheld), shall be entered into by the parties thereto.

e.	Borrower shall use a portion of the proceeds of the IPO to:

(i) Payoff in full and retire all Debt under the Second Lien Credit Facility; and

(ii) Repay at least $69,500,000 of the Revolving Loan Principal Debt.

f.	Termination of the Second Lien Credit Facility, and the release and termination of all Liens in favor of Second Lien Creditor.

g.

Replacement Revolving Notes and WC Revolving Notes are executed by Borrower and delivered to each Lender as contemplated under the Loan Agreement, appropriately evidencing the applicable obligations to the respective Lenders for the Revolving Credit Commitments and WC Revolving Credit Commitments, as modified by this Amendment and as applicable.

h.

Modifications, updates, supplements, and reaffirmations of the Security Documents by each Loan Party, as may be reasonably requested by Agent, and execution and delivery of such resolutions, certificates and other instruments as may be reasonably requested by Agent.

i.	No Default or Potential Default exists under the Original Loan Agreement or other Loan Documents.

j.	Borrower’s compliance with the terms, covenants, restrictions and conditions of the Loan Agreement.

k.

All representations and warranties of Borrower and Guarantors under the Original Loan Agreement and other Loan Documents are true and correct in all material respects as of the date hereof and as of the Effective Date, except in the case of any such representation or warranty that expressly relates to a prior date, in which case such representation or warranty shall be true and correct as of such prior date.

l.	No material Litigation exists.

m.	No Material Adverse Event exists.

n.

Each entity that becomes a subsidiary of Borrower pursuant to the Reorganization Transactions (other than IPEO) shall have executed a Continuing and Unconditional Guaranty and become a Guarantor, and shall also have executed a joinder to Security Agreement, IP Security Agreement and Equity Pledge Agreement, each in form and substance acceptable to Agent.

o.	Payment to Agent of a closing fee pursuant to the fee letter dated on or about the date of this Amendment.

p.	Payment of Agent’s costs and expenses relating to this Amendment and the transactions contemplated hereby, including, without limitation, the fees of Agent’s legal counsel.

q.	The consent to this Amendment by Woodforest National Bank and such bank’s written agreement to withdraw as Lender as of the Effective Date.

The date on which all of the foregoing conditions have been satisfied, the “Effective Date” of this Amendment. Notwithstanding the foregoing, if all of the above referenced conditions have not been satisfied by December 31, 2019 at 5:00pm ET (the “Conditions Deadline”), this Amendment shall be null and void.

4.    Consent to Transactions. Upon the effectiveness of this Amendment pursuant to Section 3 above, Agent and Lenders consent to (a) all of the Reorganization Transactions, (b) the IPO, and (c) the subsequent dissolution of IPEO (subject to the condition that the total consideration paid by Borrower for the purchase of the IPEO Equity Securities shall not exceed $2,000,000), and agree that no such transactions shall result in or otherwise be subject to or require a mandatory prepayment pursuant to Section 2.6 of the Loan Agreement (except as described in Section 3(e)(ii)

above, and in which case each Lender expressly agrees to a one-time waiver of its right under Section 2.6 of the Loan Agreement to reduce its Revolving Credit Commitment as a result of such prepayment referenced in Section 3(e)(ii)).

5.    Consent to Exclusion of IPO Proceeds from Mandatory Prepay. Subject to the satisfaction of all of the conditions set forth in Section 3 hereof, Agent and Lenders agree that, other than the Borrower’s obligation under Section 3(e)(ii) of this Amendment above, the remaining proceeds of the IPO shall be excluded from the mandatory prepayment requirements of Section 2.6(a)(iii) of the Loan Agreement.

6.    Limited Effect; Affirmations. Except as expressly modified hereby, the Original Loan Agreement and the other Loan Documents shall remain unaltered and in full force and effect in accordance with their respective terms. The Borrower hereby (a) ratifies and affirms all provisions of the Original Loan Agreement and the other Loan Documents to which it is a party, as amended hereby, (b) agrees that the terms and conditions of the Original Loan Agreement and the other Loan Documents to which it is a party, including without limitation the Security Documents and all provisions thereof, shall continue in full force and effect as amended hereby, that Agent’s Liens and lien priority are not negatively affected hereby, and that all of Borrower’s obligations under the Security Documents and other Loan Documents are valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment or any other documents or instruments executed in connection herewith, (c) agrees that neither this Amendment nor any of the documents whose execution is contemplated hereby shall constitute a novation or in any way impair the first priority of the lien and security interests of the Security Documents, (d) agrees that all sums advanced in connection with the Loan Documents (as modified by this Amendment) shall be secured by the Security Documents with the same priority as the sums originally advanced under the Original Loan Agreement, and all existing security interests of Agent respecting all Collateral continue in full force and effect and (e) acknowledges and agrees that, as of the date hereof, it has no defense, set-off, counterclaim or challenge against the payment of any sums currently owing under the Original Loan Agreement and the other Loan Documents or the enforcement of any of the terms or conditions thereof and agrees to be bound thereby and perform thereunder.

7.    Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders that (a) all representations and warranties of the Borrower and Guarantors set forth in Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, as if made on the date hereof, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct as of such prior date and (b) no Default or Potential Default exists under the Loan Documents as of the date hereof.

8.    Integration. This Amendment constitutes the sole agreement of the parties with respect to the amendments and waivers contemplated hereby and shall supersede all oral negotiations and the terms of prior writings with respect thereto. From and after the date hereof, all references in the Original Loan Agreement shall be deemed to be references to the Original Loan Agreement as modified by this Amendment. This Amendment shall constitute a Loan Document for all purposes under the Loan Agreement and the other Loan Documents.

9.    Release. Borrower, for itself and the Guarantors, and all of their respective partners, shareholders, members, directors, officers and managers, and for the respective heirs, personal representatives, successors, and assigns of each of them (all, collectively, the “Releasors”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby fully releases and discharges Agent, the Lenders and their affiliates, subsidiaries and parent, the respective partners, shareholders, members, officers, directors, managers, agents, and employees of each of the foregoing, and their successors and assigns (collectively, the “Released Parties”), of and from any and all claims, counterclaims, defenses, setoffs, demands, actions, causes of action and damages that Borrower or any of the other Releasors may have had, may now have, or may hereafter have against any one or more of the Released Parties arising under, by reason of, or in connection with (i) any of the Loan Documents, (ii) any of the Obligations, or (iii) any conduct, course of dealing, statement, act or omission on the part of any of the Released Parties that arose, occurred or accrued at any time prior to and through the time of the later of the date hereof or the Effective Date.

10.    Miscellaneous.

a.

Governing Law. This Amendment and the rights and obligations of the parties hereto shall be deemed to be a contract under the laws of the State of Florida and for all purposes shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflict provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

b.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

c.

Fees and Costs. Borrower acknowledges that whether or not this Amendment ultimately becomes effective in accordance with Section 3, it will promptly reimburse Agent for all of the costs and expenses incurred by Agent with respect to the preparation, negotiation, execution and delivery of this Amendment, and all matters related hereto and thereto, including, without limitation, Agent’s attorney’s fees and costs.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Loan Documents effective as of the date first above written.

BORROWER:

BALDWIN RISK PARTNERS, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin
Title:	Authorized Representative

AGENT:

CADENCE BANK, N.A.

By:	/s/ John Weatherford
Name:	John Weatherford
Title:	Vice President

LENDERS:

CADENCE BANK, N.A.

By:	/s/ John Weatherford
John Weatherford, Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Edyn Hengst

Print Name:	Edyn Hengst

Title:	Authorized Officer

	Address:	450 S. Orange Ave., Suite 1000
Orlando, FL 32801

WOODFOREST NATIONAL BANK

By:

Print Name:

Title:

	Address:	501 E. Kennedy Blvd., 6th Floor Tampa, FL 33602

LAKE FOREST BANK & TRUST CO., N.A.

By:	/s/ Lena Dawson

Print Name:	Lena Dawson

Title:	Senior Vice President

	Address:	727 North Bank Lane
Lake Forest, IL 60045

WELLS FARGO BANK, N.A.

By:	/s/ William R. Goley

Print Name:	William R. Goley

Title:	Managing Director

	Address:	550 South Tryon St. 33rd Floor Charlotte, NC 28202

[Signature page of Lenders to First Amendment to Loan Documents]

CONSENT OF GUARANTORS

Reference is hereby made to the First Amendment to Loan Documents, dated as of September 21, 2019 (the “Amendment”), by and among Baldwin Risk Partners, LLC, a Delaware limited liability company (the “Borrower”), for itself and its subsidiaries, Cadence Bank, N.A., a national banking association (“Cadence”), and the other lenders from time to time party to the Amendment (together with Cadence, a “Lender” and collectively the “Lenders”), and Cadence in its capacity as administrative agent and collateral agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the applicable Loan Agreement (as modified by the Amendment).

Each of the undersigned (each, a “Guarantor”) consents to the terms and provisions of the Amendment and confirms and agrees that (a) such Guarantor’s obligations under the Continuing and Unconditional Guaranty dated as of March 13, 2019 in favor of Agent (the “Guaranty Agreement”) shall be unimpaired by the Amendment and all such obligations are hereby reaffirmed, (b) such Guarantor’s obligations under the Third Amended and Restated Security Agreement dated as of March 13, 2019, as a Debtor, in favor of Agent (the “Security Agreement”) shall be unimpaired by the Amendment and all such obligations are hereby reaffirmed, (c) such Guarantor’s obligations under the Second Amended and Restated Intellectual Property Security Agreement dated as of March 13, 2019, as a Debtor, in favor of Agent (the “IP Security Agreement”) shall be unimpaired by the Amendment and all such obligations are hereby reaffirmed, (d) such Guarantor’s obligations under the Third Amended and Restated Equity Pledge Agreement dated as of March 13, 2019, as a Pledgor, in favor of Agent (the “Equity Pledge Agreement”) shall be unimpaired by the Amendment and all such obligations are hereby reaffirmed, (e) neither this Consent nor the Amendment nor any of the other documents whose execution is contemplated hereby or thereby shall constitute a novation or in any way impair the first priority of the lien and security interest of the Security Agreement, IP Security Agreement or Equity Pledge Agreement or other Security Documents, (f) that any and all sums advanced in connection with the Loan Documents (as modified by the Amendment) shall be secured by the Security Documents with the same priority as the sums originally advanced under the Original Loan Agreement (as defined in the Amendment), and all existing security interests of Agent respecting all Collateral continue in full force and effect, (g) as of the date hereof, such Guarantor has no defense, set-off, counterclaim or challenge against the Guaranty Agreement, any Security Documents or other Loan Documents or any of its obligations thereunder, (h) the terms, conditions and covenants in the Guaranty Agreement, Security Agreement, IP Security Agreement, and Equity Pledge Agreement remain unaltered and in full force and effect, (i) the Obligations guaranteed by the Guaranty Agreement, as amended by the Amendment, are hereby ratified and confirmed, and (j) all representations and warranties of such Guarantor set forth in the Guaranty Agreement and each of the Security Documents, respectively, are true and correct in all material respects as of the date hereof, as if made on the date hereof, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct as of such prior date.

IN WITNESS, WHEREOF, each Guarantor has executed this Consent as of the date of the Amendment.

GUARANTORS:

Baldwin Krystyn Sherman Partners, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BRP Colleague Inc.

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BRP Insurance Intermediary Holdings, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BRP Main Street Insurance Holdings, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BRP Medicare Insurance Holdings, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BKS D&M Holdings, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BRP D&M Insurance, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BKS Partners Private Risk Group LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BKS Financial Services Holdings, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BKS Financial Investments, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BKS Securities, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

League City Office Building, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

AB Risk Specialist, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

KB Risk Solutions, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

Millennial Specialty Insurance, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BRP Affordable Home Insurance, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BRP Black Insurance, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BRP Bradenton Insurance, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BRP Ryan Insurance, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BRP Foundation, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BRP Medicare Insurance, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BRP Medicare Insurance II, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative

BRP Medicare Insurance III, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin, Authorized Representative